Exhibit 99.1

MicroStrategy Announces Proposed Private Offering of

$1.75 Billion of Convertible Senior Notes

TYSONS CORNER, Va., November 18, 2024 — MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy”) today announced that it intends to offer, subject to market conditions and other factors, $1.75 billion aggregate principal amount of its 0% convertible senior notes due 2029 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. MicroStrategy also expects to grant to the initial purchasers of the notes an option to purchase, within a 3-day period beginning on, and including, the date on which the notes are first issued, up to an additional $250 million aggregate principal amount of the notes. The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The notes will be unsecured, senior obligations of MicroStrategy. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on December 1, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms. Subject to certain conditions, on or after December 4, 2026, MicroStrategy may redeem for cash all or any portion of the notes. If MicroStrategy redeems fewer than all the outstanding notes, at least $75 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date. Holders of the notes will have the right to require MicroStrategy to repurchase for cash all or any portion of their notes on June 1, 2028. The notes will be convertible into cash, shares of MicroStrategy’s class A common stock, or a combination of cash and shares of MicroStrategy’s class A common stock, at MicroStrategy’s election. Prior to June 1, 2029, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. The initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering. MicroStrategy expects that the reference price used to calculate the initial conversion price for the notes will be the U.S. composite volume weighted average price of MicroStrategy’s class A common stock from 1:30 p.m. through 4:00 p.m. Eastern Standard Time on the date of pricing.

MicroStrategy intends to use the net proceeds from this offering to acquire additional bitcoin and for general corporate purposes.

The notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The offer and sale of the notes and the shares of MicroStrategy’s class A common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Any offer of the notes will be made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the notes, nor shall there be any sale of, the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction. There can be no assurances that the offering of the notes will be completed as described herein or at all.

Video Webinar

MicroStrategy will be discussing the proposed convertible notes offering on a live Video Webinar beginning at approximately 9:00 a.m. Eastern Standard Time on Tuesday, November 19, 2024. If you are a qualified institutional buyer as defined in Rule 144A under the Securities Act, and you would like to participate in this proposed convertible notes offering and/or attend the Video Webinar, please complete the investor survey, which can be accessed at https://www.microstrategy.com/investor-relations/register. We or parties on our behalf may request additional information to verify your status as a qualified institutional buyer. Failure to provide requested information may prevent you from participating in our private offering of securities pursuant to Rule 144A under the Securities Act. Access to the Video Webinar and completion of the investor survey does not mean you will receive an allocation in this proposed convertible notes offering.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

MicroStrategy, MicroStrategy AI, Intelligence Everywhere, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the size and timing of the offering, the anticipated use of any proceeds from the offering, and the terms of the notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2024, and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

MicroStrategy Incorporated

Shirish Jajodia

Corporate Treasurer

ir@microstrategy.com